Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GameStop Corp
Grapevine, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 29, 2006, relating to the consolidated financial statements, the effectiveness of GameStop Corp.’s internal control over financial reporting, and the financial statement schedule of GameStop Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP BDO SEIDMAN, LLP
Dallas, TX
April 10, 2006

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